SCHEDULE 14A-A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Tech Data Corporation

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 3, 2003

To our shareholders:

On behalf of the Board of Directors, you are cordially invited to attend the Tech Data Corporation Annual Meeting of Shareholders on Tuesday, June 3, 2003 at 4:00 p.m. Eastern Daylight Time at our Corporate Headquarters located at 5350 Tech Data Drive, Clearwater, Florida.

We are holding the annual meeting to:

1.	Elect two directors.

2.	Approve an amendment to the 2000 Equity Incentive Plan of Tech Data Corporation to increase the number of shares which may be issued from 3,000,000 to 6,500,000 shares.

3.	Address any other matters properly brought before the shareholders at the meeting.

By order of the Board of Directors,

Arthur W. Singleton

Corporate Vice President, Treasurer and Secretary

April 29, 2003

TECH DATA CORPORATION

5350 Tech Data Drive

Clearwater, Florida 33760

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Tech Data Corporation (the “Company” or “Tech Data”) for the 2003 Annual Meeting of Shareholders (“Annual Meeting”) to be held on Tuesday, June 3, 2003 at 4:00 p.m. Eastern Daylight Time, or any adjournment thereof. Your vote at the Annual Meeting is important to us. This notice, proxy statement, proxy and Annual Report of the Company were mailed on or about April 29, 2003.

GENERAL INFORMATION

Who can vote?

You can vote your shares if our records show that you owned the shares on April 11, 2003. Each outstanding share of Common Stock is entitled to one vote. There were 56,644,834 outstanding shares of Common Stock entitled to vote as of April 11, 2003.

How do I vote?

You may vote in person at the Annual Meeting or you may vote by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting.

The process of voting by proxy differs slightly, based on how your share ownership is recorded. Your share ownership is recorded in one of three ways: direct ownership, recorded by the stock transfer agent for the Company, Mellon Investor Services LLC; beneficial ownership recorded through a brokerage or bank account; or beneficial ownership recorded by the Tech Data Corporation 401(k) Savings Plan (“401(k) Plan”) Trustee.

If your ownership is recorded directly, you will receive a proxy card. If your share ownership is beneficial, your broker, bank and/or the 401(k) Plan Trustee will issue you a voting instruction form that you use to instruct them how to vote your shares. Your broker, bank or the 401(k) Plan Trustee must follow your voting instructions.

If you receive a voting instruction card from your broker or bank, you may vote those shares by mail, telephonically by calling the telephone number shown on the voting form, or via the Internet at the web site shown on the voting form. A proxy card from a 401(k) Plan Trustee may be voted only by mail or by telephone.

Votes submitted via the Internet or by telephone must be received by 11:59 p.m. Eastern Daylight Time, on June 2, 2003. Votes submitted to a 401(k) Plan Trustee must be received by May 29, 2003. Voting by returning a paper proxy, via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. However, if your shares are held through a bank, broker or a 401(k) Plan and you wish to vote those shares in person at the Annual Meeting, you must, in advance of the Annual Meeting, obtain a legal proxy from your bank, broker or the 401(k) Plan Trustee.

What will be voted on at the meeting?

The business to be voted on at this year’s Annual Meeting is to elect two directors to serve for terms of three years, both to serve until their successors are duly qualified and elected. The biographies of all directors, including the nominated directors, are provided herein. In addition, you will be asked to vote on the approval of an amendment to the 2000 Equity Incentive Plan of Tech Data Corporation (the “2000 Equity Incentive Plan.”)

How are votes counted?

For determining a quorum—A quorum must be present for the transaction of business. A quorum is present if the holders of a majority of the outstanding shares of Common Stock entitled to vote are present in person or represented by proxy. Your broker is not entitled to vote on a proposal unless your broker receives instructions from you. Even if your broker does not vote your shares on a proposal, such broker non-votes will count as shares present for purposes of determining the presence or absence of a quorum for the transaction of business. Similarly, abstentions are also counted for determining if a quorum is present.

For the election of Directors—Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election. If you do not vote for a particular nominee, or you indicate “withhold authority to vote” for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee. A broker non-vote will also have no effect on the outcome since only a plurality of votes actually cast is required to elect a director.

To approve the 2000 Equity Incentive Plan amendment—The affirmative vote of a majority of the shares present in person or by proxy is required to approve the amendment. Shares represented by proxy which are marked “abstain” will have the effect of a vote against the amendment. A broker non-vote will not have the effect of a vote against the amendment, since broker non-votes are considered “not entitled to vote” on this proposal.

What if other matters come up at the meeting?

The matters described in this proxy statement are the only matters we know will be voted on at the Annual Meeting. Any other matters properly presented at the meeting will be voted on by the proxyholders as they see fit.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of April 11, 2003, by (i) each person known by the Company to own beneficially more than 5% of the shares of the Company’s Common Stock, (ii) each of the Company’s directors, (iii) the Company’s Executive Officers (as defined under “Executive Compensation”), and (iv) such directors and all executive officers as a group.

	Beneficial Ownership(2)
Name (1)	Shares		Percent
Charles E. Adair	24,000	(3)	*
Maximilian Ardelt	12,500	(4)	*
Néstor Cano	84,184	(5)	*
James M. Cracchiolo	10,500	(6)	*
Daniel M. Doyle	22,500	(7)	*
Jeffery P. Howells	151,912	(8)	*
Kathy Misunas	10,000	(9)	*
Joseph A. Osbourn	54,659	(10)	*
Steven A. Raymund	2,862,910	(11)	5.1%
David M. Upton	14,920	(12)	*
Graeme A. Watt	57,074	(13)	*
John Y. Williams	17,500	(14)	*
All executive officers and directors as a group (31 persons)	4,396,050	(15)	7.8%
FMR Corp.	8,496,202	(16)	15.0%
82 Devonshire Street
Boston, Massachusetts 02109
AXA Assurances I.A.R.D. Mutuelle	7,658,715	(17)	13.5%
370, rue Saint Honore
75001 Paris, France
Neuberger Berman, Inc.	3,203,805	(18)	5.7%
605 Third Avenue
New York, NY 10158-3698

*	Beneficial ownership represents less than 1% of the Company’s outstanding shares of Common Stock.

(1)	The address for all of the above-listed beneficial owners (except as otherwise set forth) is 5350 Tech Data Drive, Clearwater, Florida 33760.

(2)	Under the rules of the Securities and Exchange Commission, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power”, which includes the power to vote or to direct the voting of such security, or “investment power”, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest.

(3)	Includes 14,000 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 11, 2003.

(4)	Includes 12,500 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 11, 2003.

(5)	Includes 83,800 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 11, 2003. Also includes 184 shares in his Tech Data Corporation 401(k) Savings Plan (the “401(k) Savings Plan”) account.

(6)	Includes 10,500 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 11, 2003.

(7)	Includes 22,500 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 11, 2003.

(8)	Includes 139,667 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 11, 2003 and 1,935 shares held in his 401(k) Savings Plan account.

(9)	Includes 8,000 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 11, 2003.

(10)	Includes 54,134 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 11, 2003 and 25 shares held in his 401(k) Savings Plan account.

(11)	Includes 896,347 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 11, 2003; includes 1,861,605 shares owned by a partnership which is indirectly owned by Mr. Raymund; includes 28,500 shares owned by inter vivos trusts of which he is a trustee; and includes 74,458 shares held in his 401(k) Savings Plan account.

(12)	Includes 14,500 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 11, 2003.

(13)	Includes 57,074 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 11, 2003.

(14)	Includes 12,500 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 11, 2003.

(15)	Includes 2,357,564 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 11, 2003 and 92,272 shares held in the 401(k) Savings Plan accounts of the Company’s executive officers.

(16)	Based on information provided in a Schedule 13G (Amendment No. 3) dated February 14, 2003 filed with the Securities and Exchange Commission by FMR Corp. (“FMR”), Edward C. Johnson 3d (“Mr. Johnson”), and Abigail P. Johnson (“Ms. Johnson”). Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR, is the beneficial owner of 7,504,338 shares of common stock as a result of acting as investment advisor to various investment companies. Mr. Johnson, FMR (through its control of Fidelity) and various funds each has sole power to dispose of 7,504,338 shares owned by such funds. Neither FMR nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees. Fidelity Management Trust Company (“Fidelity Management”), a wholly-owned subsidiary of FMR, is the beneficial owner of 991,560 shares as a result of its serving as investment manager for various institutional accounts. Mr. Johnson and FMR (through its control of Fidelity Management) each has sole dispositive power over, and the sole power to vote or to direct the voting of 991,560 shares held by such institutional accounts. In addition, members of the Johnson family, including Mr. Johnson and Ms. Johnson, are deemed to form a controlling group with respect to FMR under the Investment Company Act of 1940.

(17)	Based on information provided in a Schedule 13G dated February 12, 2003 filed with the Securities and Exchange Commission by AXA Assurances I.A.R.D. Mutuelle (“I.A.R.D.”) and certain related entities (collectively, the “AXA Entities”). Each of I.A.R.D., AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle, AXA Courtage Assurance Mutuelle, and AXA Financial, Inc. (through its subsidiary Alliance Capital Management L.P.) share voting power with respect to 881,160 shares. The AXA Entities have sole voting power with respect to 4,244,426 shares and sole dispositive power with respect to 7,658,715 shares.

(18)	Based on information provided in a Schedule 13G dated February 12, 2003 filed with the Securities and Exchange Commission which reported that Neuberger Berman, Inc. (together with its affiliates Neuberger Berman, LLC and Neuberger Berman Management, Inc.) had sole voting power with respect to 865 of these shares and sole dispositive power with respect to none of these shares.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Proxies in the accompanying form will be voted at the meeting, unless authority to do so is withheld, in favor of the election as directors of the nominees named below.

Pursuant to the Company’s Amended and Restated Articles of Incorporation, the Board of Directors is divided into three classes, terms of which expire alternately over a three-year period. Two directors are to be elected at this Annual Meeting to hold office for a term of three years expiring at the 2006 Annual Meeting, both to hold office until their successors shall have been elected and qualified. In the event any nominee is unable to serve, the persons designated as proxies may cast votes for other persons as substitute nominees. The Board of Directors has no reason to believe that any of the nominees named below will be unavailable, or if elected, will decline to serve.

The Board of Directors unanimously voted “FOR” the nomination of the following nominees.

NOMINEES FOR DIRECTOR - TERMS TO EXPIRE 2006

Nominee	Age	Principal Occupation and Other Information

Kathy Misunas (1)(3)	52

Kathy Misunas, a director since 2000, has been a business advisor since June 2000. She was Chief Executive Officer of AirTreks, Inc. (a travel arrangement business specializing in multi-continent trips) from July 2001 through September 2001. Ms. Misunas was Chief Executive Officer and President of brandwise LLC (an e-commerce comparison shopping/purchasing portal) from January 1999 through June 2000. Ms. Misunas was employed by Reed Elsevier PLC (a global publishing company) from 1996 to 1998 serving as Chief Executive Officer of Reed Travel Group business unit. From 1973 to 1995, Ms. Misunas was employed by AMR Corporation (a major airline company) serving as President and Chief Executive Officer of the SABRE Group (a division of AMR Corporation) from 1993 to 1995. Ms. Misunas attended Moravian College and American University.

Steven A. Raymund	47

Steven A. Raymund, a director since 1986, has been employed by the Company since 1981. He has served as Chief Executive Officer since January 1986 and as Chairman of the Board since April 1991. In January 1996, Mr. Raymund became a Director of Jabil Circuit, Inc. (a provider of electronic manufacturing services). He has a B.S. Degree in Economics from the University of Oregon and a Masters Degree from the Georgetown University School of Foreign Service.

(1)	Member of the Compensation Committee and Stock Option Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Governance and Nominating Committee.

DIRECTORS CONTINUING IN OFFICE - TERMS TO EXPIRE 2005

Nominee	Age	Principal Occupation and Other Information

James M. Cracchiolo (1)	44

James M. Cracchiolo, a director since 1999, has been employed by American Express Company since 1982. He is currently Group President, Global Financial Services; Chairman and Chief Executive Officer, American Express Financial Advisors; Chairman, American Express Bank Ltd. and President and Chief Executive Officer of American Express International, Inc. He is responsible for all of American Express’ financial services businesses globally, as well as International Payments. Mr. Cracchiolo is a Certified Public Accountant and holds a B.S. Degree in Accounting and Economics and a Masters Degree in Business Administration both from New York University.

Jeffery P. Howells	46

Jeffery P. Howells, a director since 1998, has served as the Company’s Chief Financial Officer since 1997. Mr. Howells joined the Company in October 1991 as Vice President of Finance and assumed the responsibilities of Chief Financial Officer in March 1992. In March 1993, he was promoted to Senior Vice President and Chief Financial Officer and was promoted to Executive Vice President and Chief Financial Officer in March 1997. From 1979 to 1991, he was employed by Price Waterhouse. Mr. Howells is a Certified Public Accountant and holds a B.B.A. Degree in Accounting from Stetson University.

David M. Upton (2)(3)	43

David M. Upton, a director since 1997, has been on the faculty of the Harvard Business School since 1989. Dr. Upton, the Albert J. Weatherhead III Professor of Business Administration, teaches courses in technology and operations management and is the faculty chair of Harvard’s executive course – Building Competitive Advantage through Operations. Dr. Upton holds a Masters Degree in Manufacturing from King’s College, Cambridge University and also holds a Ph.D. in Industrial Engineering from Purdue University.

DIRECTORS CONTINUING IN OFFICE – TERMS TO EXPIRE 2004
Nominee	Age	Principal Occupation and Other Information

Charles E. Adair (2)	55

Charles E. Adair, a director since 1995, has been a partner of Cordova Ventures or Kowaliga Capital, Inc. (venture capital and fund management companies) since 1993, where he serves as manager of venture capital funds. Mr. Adair was associated with Durr-Fillauer Medical, Inc., a pharmaceutical and medical products distribution company, where he served in various capacities, including President and Chief Operating Officer from 1981 to 1992. Mr. Adair also serves on the Board of Directors of Performance Food Group Company (a food distributor), PSS World Medical, Inc. (a distributor of medical products), Torchmark Corporation (a financial services holding company specializing in life and supplemental health insurance) and numerous privately-held companies associated with Cordova’s venture capital fund investments. Mr. Adair is a Certified Public Accountant and holds a B.S. Degree in Accounting from the University of Alabama.

(1)	Member of the Compensation Committee and Stock Option Committee.

(2)	Member of the Audit Committee.

(3)	Member of the Governance and Nominating Committee.

DIRECTORS CONTINUING IN OFFICE – TERMS TO EXPIRE 2004 - continued
Nominee	Age	Principal Occupation and Other Information

Maximilian Ardelt (2)	63

Maximilian Ardelt, a director since 1998, has been owner and Managing Director of ConDigit Consult GmbH (a strategic consulting firm) since December 2002. From 1994 to June 2000, Mr. Ardelt was a member of the Board of Management of Viag AG (a group of companies engaged in energy, telecommunications and industrial activities), responsible for the Telecommunications Division and Information Systems. After the merger of Viag AG and Veba AG to form E.ON AG he continued in this function as Chief Executive Officer of E.ON AG subsidiary Viag Telecom AG up to December 2002. In addition, Mr. Ardelt is a member of the Supervisory Boards of the following companies: Tech Data Germany AG, Georgsmarienhütte Holding GmbH, Radex-Heraklith Industriebeteiligungs AG, CeWeColor AG & Co. OHG, Getmobile AG, Stulz GmbH and Funkwerk AG. Mr. Ardelt holds a Masters Degree in Engineering from Technical University Berlin.

John Y. Williams (2)(3)	60

John Y. Williams, a director since 1988, has been a Managing Director of Grubb & Williams, Ltd. (“GWL”), (an Atlanta-based merchant banking firm) since 1987 and a Managing Director of Equity-South Advisors, LLC (a merchant banking affiliate of GWL) since January 1995. Prior thereto, he was an investment banker for more than 18 years with several firms. Mr. Williams is a director of several privately-held companies in connection with his merchant banking business. Mr. Williams holds a B.S. Degree in Industrial Engineering from Georgia Institute of Technology and a Masters Degree in Business Administration from the Harvard Business School.

DIRECTOR - TERM TO EXPIRE AT 2003 ANNUAL MEETING
Nominee	Age	Principal Occupation and Other Information

Daniel M. Doyle (1)	62

Daniel M. Doyle, a director since 1994, has been Chairman of DEX Imaging, Inc. (an office equipment company) since February 2002 and Chairman of the Board and Chief Executive Officer of BrainBuzz.com, Inc. (a portal for IT professionals) since May 1999. Mr. Doyle was the Chief Executive Officer of Danka Business Systems PLC (an office equipment and service company) from 1977 to 1998. Mr. Doyle attended John Carroll University. Mr. Doyle has decided to retire from the Board of Directors after the 2003 Annual Meeting and not stand for re-election.

(1)	Member of the Compensation Committee and Stock Option Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Governance and Nominating Committee.

BOARD MEETINGS AND COMMITTEES

The Board of Directors held four meetings during the fiscal year ended January 31, 2003. The current standing committees of the Board of Directors are the Audit Committee, the Stock Option Committee, the Governance and Nominating Committee and the Compensation Committee. The Audit Committee and Stock Option Committee met four times and the Compensation Committee met twice during the fiscal year ended January 31, 2003. In addition to the four regular quarterly Audit Committee meetings, the Chairman of the Audit Committee along with other Audit Committee members also held four meetings with management to review the Company’s quarterly financial results prior to public announcement. The Governance and Nominating Committee was formed by the Board of Directors in January 2003 and held its first meeting in February 2003. All directors attended at least 75% of the meetings of the Board of Directors and all Committees on which they served during the fiscal year ended January 31, 2003.

Of the board’s four standing committees, the Audit Committee, as well as the Governance and Nominating Committee, have written charters adopted by the board. The Compensation Committee and Stock Option Committee are currently preparing a charter to be voted upon at the next regular meeting of the board. The committee charters, as well as other corporate governance documents are available on the Investor Relations section of the Company’s web site at www.techdata.com.

The Audit Committee

The Audit Committee assists the board in fulfilling its oversight responsibilities for financial matters. The Audit Committee performs this function by monitoring the Company’s financial reporting process and internal controls and by assessing the audit efforts of the Company’s independent auditors and internal audit department. The Audit Committee and the board have ultimate authority and responsibility to select, evaluate, and where appropriate, replace the independent auditor. The Audit Committee also reviews updates on emerging accounting and auditing issues provided by the independent auditor and by management, to assess their potential impact on the Company. All members of the committee are independent as defined by NASDAQ Stock Market rules and meet financial literacy guidelines adopted by the board.

The Compensation Committee

The Compensation Committee assists the Board of Directors in fulfilling its responsibilities in connection with the compensation of Company directors, officers and employees. It performs this function by approving and recommending standards for the Company’s compensation programs and plans, including various incentive compensation, retirement and other benefit plans. The Compensation Committee conducts annual reviews of the performance of the Company’s Chief Executive Officer and determines his compensation. The Compensation Committee also reviews the Company’s management compensation practices, including the methodologies for setting employee and officer salaries, and determines the salary and other compensation of all officers of the Company. The Compensation Committee also serves as the Stock Option Committee. All members of the committee are independent as defined by NASDAQ Stock Market rules.

The Governance and Nominating Committee

The Governance and Nominating Committee makes recommendations to the board regarding the appropriate size and composition of the board, and monitors and makes recommendations regarding the board’s performance and self-evaluation. The Governance and Nominating Committee also makes recommendations regarding the criteria for the selection of candidates to serve on the board and evaluates and makes recommendations on proposed candidates, including recommending the slate of nominees for election at annual meetings of shareholders. The Governance and Nominating Committee also assists the board in developing the board’s guidelines on corporate governance. The Governance and Nominating Committee considers director nominees from shareholders for election at the annual shareholders’ meeting. Shareholder nominations must be in writing and received by Tech Data’s Corporate Secretary not later than ninety days in advance of the meeting (nomination procedures are discussed in greater detail in our bylaws which will be provided upon written request). All members of the committee are independent as defined by NASDAQ Stock Market rules.

Executive Sessions

The board also holds an executive session of the board at each regular board meeting. At this executive session only the independent directors are present. This executive session of the board is presided by John Y. Williams, Chairman of the Governance and Nominating Committee. There is no set agenda for these sessions, but topics have included meeting agendas, direction of corporate strategy, information requests to management as well as management performance.

SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During the fiscal year ended January 31, 2003, the executive officers and directors of the Company filed with the Securities and Exchange Commission (the “SEC”) on a timely basis all required reports relating to transactions involving equity securities of the Company beneficially owned by them. The Company has relied on the written representation of its executive officers and directors and copies of the reports they have filed with the SEC in providing this information.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised entirely of independent directors and operates under a written charter adopted by the board. The members of the Audit Committee are listed at the end of this report.

Audit Committee Role

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants (auditors) are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor these processes. In this regard, the Audit Committee meets separately at each committee meeting with management, the Director of Internal Audit and the auditors. The Audit Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities and the authority to retain such outside counsel, experts, and other advisors as it determines appropriate to assist it in the conduct of any such investigation. In addition, the committee recommends to the board the appointment of the Company’s auditors and pre-approves all audit and non-audit services to be performed by the auditor.

In this context, the Audit Committee has discussed with the Company’s auditors the overall scope and plans for the independent audit. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. Discussions about the Company’s audited financial statements included the auditors’ judgments about the quality, not just the acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the auditors other matters required by Statement on Auditing Standards (“SAS”) No. 61 Communication with Audit Committees, as amended by SAS No. 90 Audit Committee Communications. In addition to discussing key risk areas throughout the year, management, internal audit and the auditors also made presentations to the Audit Committee on specific topics of interest, including: (i) the applicability of new accounting pronouncements; (ii) the Company’s critical accounting policies; (iii) the Company’s information technology systems and the security program to protect these systems; and (iv) the legislative history and substantive requirements of the Sarbanes-Oxley Act of 2002.

Independence

The Company’s auditors provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees, and the committee discussed the auditors’ independence with management and the auditors. In addition, the committee considered whether the non-audit consulting services provided by the auditors’ firm could impair the auditors’ independence and concluded that such services have not impaired the auditors’ independence.

Recommendation

Based on (i) the Audit Committee’s discussion with management and the auditors, (ii) the Audit Committee’s review of the representations of management, and (iii) the report of the auditors to the Audit Committee, the Audit Committee recommended to the board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2003 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Charles E. Adair, Chairman

Maximilian Ardelt

David M. Upton

John Y. Williams

The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (together, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed files under such Acts.

PRINCIPAL ACCOUNTING FIRM FEES

The following table shows the fees that Tech Data paid or accrued for the audit and other services provided by Ernst & Young LLP for fiscal years ended January 31, 2003 and 2002.

	2003	2002
Audit fees	$1,517,000	$1,386,000
Audit-related fees	90,000	66,000
Tax fees	1,330,000	781,000
All other fees	79,000	151,000

Total	$3,016,000	$2,384,000

Audit Fees

This category includes the audit of Tech Data’s annual financial statements, review of financial statements included in Tech Data’s Form 10-Q Quarterly Reports and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, statutory audits required by non-U.S. jurisdictions and the preparation of an annual “management letter” on internal control matters.

Audit-Related Fees

This category consists of assurance and related services rendered by Ernst & Young LLP that are reasonably related to the performance of the audit or review of Tech Data’s financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include various subsidiary audit-related services.

Tax Fees

This category consists of professional services rendered by Ernst & Young LLP for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

All Other Fees

This category consists of fees for stock compensation planning and other miscellaneous items.

EXECUTIVE COMPENSATION

The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended January 31, 2003, 2002 and 2001 for (i) the Chief Executive Officer of the Company and (ii) each of the four other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) whose total annual salary and bonus exceeded $100,000 (collectively, the “Executive Officers.”)

		Annual Compensation (1)			Long-term Compensation Awards
Name and Principal Position	Year	Salary	Bonus (2)	Other	Options (Shares)	All Other Compensation (3)

Steven A. Raymund, Chairman	2003	$1,000,000	$900,000	$5,000	80,000	$196,000
of the Board of Directors	2002	1,000,000	800,000	15,000	80,000	5,000
and Chief Executive Officer	2001	975,000	1,706,000	7,000	120,000	5,000

Néstor Cano, President	2003	560,000	351,000	9,000	60,000	10,000
of Worldwide Operations	2002	560,000	312,000	11,000	60,000	18,000
	2001	451,000	650,000	10,000	90,000	7,000

Jeffery P. Howells, Executive	2003	485,000	284,000	5,000	50,000	3,000
Vice President and Chief	2002	485,000	252,000	5,000	50,000	5,000
Financial Officer	2001	425,000	550,000	5,000	65,000	5,000

Graeme A. Watt, President	2003	410,000	116,000	5,000	40,000	40,000
of Europe	2002	410,000	100,000	1,000	40,000	20,000
	2001	305,000	216,000	14,000	55,000	18,000

Joseph A. Osbourn, Executive	2003	410,000	185,000	5,000	40,000	1,000
Vice President and Worldwide	2002	410,000	164,000	5,000	40,000	83,000
Chief Information Officer	2001	106,000	106,000	5,000	40,000	59,000

(1)	Includes amounts deferred under the Company’s retirement savings and deferred compensation plans.

(2)	Amounts reflected for bonuses are based on performance for the indicated fiscal year and are approved by the Board of Directors following the end of the fiscal year.

(3)	All other compensation for fiscal 2003 relates to Company contributions to the Executive Officers’ 401(k) Savings Plan or pension plan account, except Mr. Raymund received a tax equalization reimbursement of $193,000 related to an overseas assignment in 1998 and 1999; Mr. Cano received relocation reimbursement of $6,000; and Mr. Watt received a tax equalization payment of $18,000. The Company suspended making matching contributions to the 401(k) Savings Plan for all U.S. employees, including executive officers, effective April 6, 2002.

Option Grants in Last Fiscal Year

The following table provides details regarding stock options granted to the Executive Officers during the fiscal year ended January 31, 2003.

Name	Number of Options Granted in 2003(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Grant Date Present Value(2)
Steven A. Raymund	80,000	4.0%	$43.26	3/20/12	$1,908,000
Néstor Cano	60,000	3.0	43.26	3/20/12	1,431,000
Jeffery P. Howells	50,000	2.5	43.26	3/20/12	1,192,000
Graeme A. Watt	40,000	2.0	43.26	3/20/12	954,000
Joseph A. Osbourn	40,000	2.0	43.26	3/20/12	954,000

(1)	All options were granted at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant and vest equally over three years.

(2)	In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company’s use of the model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the Grant Date Present Value: estimated option term of five years, volatility at 66%, dividend yield at 0.0%, and an annual interest rate of 4.30%. The Company does not believe that the Black-Scholes model, or any other model can accurately determine the value of an employee stock option. Accordingly, there is no assurance that the value, if any, realized by an executive, will be at or near the value estimated by the Black-Scholes model. Future compensation resulting from option grants is based solely on the performance of the Company’s stock price.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Shares Acquired on Exercise in 2003	Value Realized	Number of Unexercised Options at Year-End		Value of Unexercised In-the-Money Options at Year-End
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Steven A. Raymund	-	$-	918,480	222,400	$6,317,000	$237,000
Néstor Cano	63,000	1,142,000	13,200	144,800	-	119,000
Jeffery P. Howells	59,000	1,194,000	66,400	131,600	-	136,000
Graeme A. Watt	20,790	377,000	22,720	88,700	10,000	20,000
Joseph A. Osbourn	12,000	219,000	27,600	80,400	-	-

Ten-Year Option/SAR Repricings

The following table provides information on all option repricings for the Executive Officers during the last ten fiscal years.

Name	Date of Repricing	Number of Shares of Common Stock Underlying Options Repriced	Market Price of Common Stock on Date of Repricing	Exercise Price at Time of Repricing	New Exercise Price	Length of Original Option Term Remaining on Date of Repricing
Jeffery P. Howells	11/28/95	50,000	$14.63	$20.25	$14.63	8 yrs., 4 months

Senior Management Severance Plan

The Company adopted a Senior Management Severance Plan (the “Severance Plan”) effective August 1, 2000, to provide severance benefits to senior management in the event of a Company-initiated, non-misconduct separation from the Company. Eligible management personnel will receive their regular base salary compensation and benefits during varying transitioning periods depending upon management position held to assist with the transition of responsibilities. Participants will also receive severance payments based upon salary, management position held and years of service. The receipt of severance benefits under the Severance Plan is conditioned upon a participant executing a general release of claims, confidentiality and non-compete agreement.

REPORT OF THE COMPENSATION COMMITTEE

Compensation Committee Role

The Compensation Committee of the Board of Directors is composed entirely of independent, non-employee directors and is responsible for reviewing salaries, bonuses, benefits and other compensation of senior officers and making recommendations to the full Board of Directors with respect to these matters.

Compensation Philosophy

The compensation philosophy for Executive Officers generally conforms to the compensation philosophy of the Company for all employees. The Company’s compensation program is designed to:

•	provide compensation comparable to that offered by companies with similar businesses, allowing the Company to successfully attract and retain the employees necessary to its long-term success;

•	provide compensation which relates to the performance of the individual and differentiates based upon individual performance;

•	provide incentive compensation that varies directly with both Company performance and individual contribution to that performance; and

•	provide an appropriate linkage between compensation and the creation of shareholder value through awards tied to the Company’s performance and through facilitating employee stock ownership.

Base Salary

The Compensation Committee reviewed the salaries of the Executive Officers of the Company in March 2002. In light of industry and economic conditions, the Compensation Committee decided to freeze the base salary and incentive bonus targets of all executive officers and most other employees.

Cash Bonus Awards

Each Executive Officer, including the Chief Executive Officer, is eligible to receive an annual cash bonus award. These cash bonuses are paid pursuant to the Company’s Executive Compensation and Incentive Bonus Plan (the “Bonus Plan”) established at the beginning of a fiscal year in connection with the Company’s preparation of its annual operating budget for such year. Under the Bonus Plan, an Executive Officer’s potential bonus for a given year is established at a fixed dollar amount and consists of non-discretionary awards which are tied to the financial performance of the Company for such year in relation to the Company’s operating budget. The bonus is subject to an acceleration ratio to a maximum of 250% if established targets are exceeded (conversely, if established targets are not met, the bonus may be reduced to zero). In formulating recommendations to the Board with respect to cash bonus awards, the Compensation Committee members evaluate the Executive Officer’s responsibilities and role in the Company and such other factors as they deem relevant to motivate such executive to achieve strategic budgeted performance levels.

Stock Option Awards

The Company maintains stock option plans which are designed to align Executive Officers’ and shareholders’ interests in the enhancement of shareholder value. The long-term component of the Company’s incentive compensation program consists of the grant of stock options. The stock options are designed to create a mutuality of interest with shareholders by motivating the Chief Executive Officer and the other Executive Officers and key employees to manage the Company’s business so that the shareholders’ investment will grow in value over time. Stock options are granted under these plans by the Stock Option Committee of the Board. The Stock Option Committee strongly believes that the interests of shareholders and executives become more closely aligned when such executives are provided an opportunity to acquire a proprietary interest in the Company through ownership of the Company’s Common Stock. Accordingly, key employees of the Company, including Executive Officers, as part of their overall compensation package, are eligible for participation in the Company’s stock option plans, whereby they are granted stock options at no less than fair market value on the date of grant. Because no benefit is received unless the Company’s stock price performs favorably, awards under the stock option plans are intended to provide incentives for Executive Officers to enhance long-term Company performance, as reflected in stock price appreciation, thereby increasing shareholder value.

In general, stock option awards are granted on an annual basis. The Compensation Committee, which also serves as the Stock Option Committee, evaluates the Company’s overall financial performance for the year, the desirability of long-term service from an Executive Officer and the number of options issued to other executive officers in the Company with the same, more or less responsibility than the Executive Officer at issue.

COMPENSATION COMMITTEE

James M. Cracchiolo, Chairman

Daniel M. Doyle

Kathy Misunas

The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (together, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

DIRECTORS’ COMPENSATION

Directors who are not employees of the Company received a $20,000 annual retainer fee and a $2,000 attendance fee for each Board of Directors’ meeting plus reimbursement for out-of-pocket expenses. Members of the Audit, Compensation and Governance and Nominating Committees receive a $1,000 attendance fee when meetings of such Committees are not held on the same day as a Board of Directors’ meeting. A fee of $500 is paid for telephonic Board and Committee meetings. In addition, the Chairman of the Audit Committee receives a $5,000 annual retainer fee.

Pursuant to the terms of the Directors’ Stock Option Plan, each non-employee director, who for the first time is appointed a director of the Company, receives a New Director Grant of an option to purchase 5,000 shares of Common Stock of the Company at an exercise price per share equal to the fair market value of the shares of Common Stock at the date of grant. Each non-employee director who is re-elected or otherwise continues to serve on the Board will receive on the date of each annual shareholders meeting an Annual Director Grant consisting of an option to purchase 2,500 shares of Common Stock of the Company at an exercise price per share equal to the fair market value of the shares of Common Stock at the date of each annual shareholders meeting, provided the director has served on the Board for at least six months. New Director Grants vest 20% per year over five years from the date of grant and Annual Director Grants vest after one year from the date of grant.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information with respect to equity compensation plans under which equity securities of Tech Data are authorized for issuance, aggregated as all compensation plans previously approved by our shareholders and all compensation plans not previously approved by our shareholders, as of January 31, 2003.

Plan Category	Number of shares to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of shares remaining available for future issuance under equity compensation plans
Equity compensation plans approved by shareholders for:
Employee equity compensation	4,136,309	$29.26	1,681,510
Employee stock purchase	-	-	660,311
Non-employee directors’ equity compensation	87,000	34.91	107,000

Total	4,223,309	29.38	2,448,821
Employee equity compensation plan not approved by shareholders	2,841,022	36.24	456,696

Total	7,064,331	32.14	2,905,517

STOCK PRICE PERFORMANCE GRAPH

The following graph presents a comparison of the cumulative total shareholder return on the Company’s Common Stock with The NASDAQ Stock Market (U.S.) Index and the Standard Industrial Classification (“SIC”) Code Index (SIC Code 5045—Computer and Computer Peripheral Equipment and Software). This graph assumes that $100 was invested on January 31, 1998 (or such later date the applicable company registered its common stock under Section 12 of the Securities Exchange Act of 1934) in the Company’s Common Stock and in the other indices, and that all dividends were reinvested and are weighted on a market capitalization basis at the time of each reported data point. The stock price performance shown below is not necessarily indicative of future price performance.

The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

PROPOSAL NO. 2

APPROVAL OF THE PROPOSED AMENDMENT TO THE

2000 EQUITY INCENTIVE PLAN OF TECH DATA CORPORATION

The Board of Directors has approved and recommends to the shareholders to approve the amendment of the 2000 Equity Incentive Plan of Tech Data Corporation (“2000 Equity Incentive Plan” or the “Plan”) to increase the number of shares of Common Stock available for grant under such plan from 3,000,000 to 6,500,000 shares, an increase of 3,500,000 shares of Common Stock. The text of the proposed amendment to the 2000 Equity Incentive Plan is set forth in Exhibit A to this Proxy Statement.

The proposed amendment to the 2000 Equity Incentive Plan will be adopted upon receiving the affirmative vote of holders of a majority of the shares present or represented by proxy at the meeting. Proxies will be voted in accordance with the specifications marked thereon, and, if no specification is made, will be voted “FOR” adoption of the proposed amendment to the 2000 Equity Incentive Plan.

The Board of Directors has determined that the amendment to the 2000 Equity Incentive Plan is in the best interests of the Company and its shareholders. The proposed amendment would provide additional shares for grant to employees of the Company. The Company’s Board of Directors believes that grants of stock options are an effective method to attract and retain employees and that the availability of shares for future grants under the 2000 Equity Incentive Plan is important to the Company’s business prospects and operations.

Except for such amendment, if approved by holders of a majority of the shares present in person or represented by proxy at the annual meeting, the 2000 Equity Incentive Plan will remain unchanged. The following is a summary of the provisions of the 2000 Equity Incentive Plan. This summary is qualified in its entirety by reference to such Plan.

Plan Highlights

The 2000 Equity Incentive Plan contains a number of provisions that the Board of Directors believes are consistent with the interests of shareholders and sound corporate governance practices. These include:

•	No Discount Stock Options. The Plan prohibits the granting of stock options with an exercise price of less than the fair market value of the Company’s Common Stock determined as of the closing price on the day the stock option is granted.

•	Limited Ability to Grant Restricted Stock Awards. The number of shares that may be issued as restricted stock awards is limited under the Plan to 200,000 shares.

•	Minimum Vesting Periods. Restricted stock awards under the Plan are subject to a minimum three-year vesting period. Additionally, under this Plan stock options have been granted with a vesting period of not less than three years.

•	No Stock Option Repricing. The Plan prohibits the repricing of stock options without the approval of shareholders. This provision applies to both direct repricings—lowering the exercise price of a stock option—as well as indirect repricings—canceling an outstanding stock option and granting a replacement stock option with a lower exercise price.

•	No “Evergreen” Provision. The Plan provides for a fixed allocation of shares, thereby requiring shareholder approval of any additional allocation of shares.

•	An Independent Compensation Committee. The Plan is administered by the Stock Option Committee consisting of independent, outside directors.

Plan Summary

The 2000 Equity Incentive Plan is administered by the Stock Option Committee (the “Committee”), which is authorized to grant stock options, restricted stock and performance awards to officers, directors and other key executives and employees of the Company and its subsidiaries. The Committee is composed of two or more directors who are disinterested persons within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”). The current members of the Stock Option Committee appointed by the Board of Directors are James M. Cracchiolo, Daniel M. Doyle and Kathy Misunas. The Committee establishes rules and regulations for the operation of the 2000 Equity Incentive Plan, selects persons to receive options or other awards and determines the number of shares subject to grants.

The maximum number of shares of the Company’s Common Stock that may be issued to grantees under the 2000 Equity Incentive Plan would increase to 6,500,000 shares if the proposed amendment is approved. The shares may be unissued shares or treasury shares. As of January 31, 2003, there were 1,213,010 shares underlying unexercised options granted under the 2000 Equity Incentive Plan and 1,681,510 shares available for grant under such plan. If there is a stock split, stock dividend, or other relevant change affecting the Company’s shares, appropriate adjustments would be made in the number of shares that could be issued in the future and in the number of shares and price under all outstanding grants made before the event. Future options may also be granted for shares that may cease to be reserved under an option by reason of total or partial expiration, termination or voluntary surrender of an option. Payment of cash in lieu of shares would be considered an issuance or transfer of the shares.

Stock Options

The 2000 Equity Incentive Plan permits the Committee to grant stock options to all officers of the Company and other selected employees of the Company and its subsidiaries. No participant may receive stock options to purchase more than 300,000 shares of Common Stock in any fiscal year. The per share exercise price for any stock option shall not be less than 100% of the fair market value of a share of Common Stock (defined in the 2000 Equity Incentive Plan as the last sales price per share of the Common Stock on The NASDAQ National Market) at the time of grant. The 2000 Equity Incentive Plan also permits the Committee to establish the time periods for the exercise of each stock option and to require a period of employment before the stock option may be exercised.

The 2000 Equity Incentive Plan authorizes the Committee to grant incentive stock options, as that term is defined in Code Section 422A, each having a term of up to ten years from the date of grant. The amount of incentive stock options vesting in a particular calendar year cannot exceed $100,000 per option recipient, determined using the fair market value of the shares of Common Stock subject to such option or options on the date of grant.

The 2000 Equity Incentive Plan prohibits the repricing of stock options at a lower exercise price, whether by cancellation or amendment of the original grant.

Restricted Stock

The 2000 Equity Incentive Plan authorizes the Committee to grant restricted stock to any officer of the Company and other selected employees of the Company and its subsidiaries and to determine the time, amount and terms and conditions of the grant. The maximum number of shares which may be issued as restricted stock is 200,000. The maximum number of shares which may be issued to any participant as restricted stock during any one fiscal year is 50,000. The maximum amount any participant may receive as a restricted stock grant or award in any fiscal year is $2,500,000. Shares awarded as restricted stock would be issued subject to a restriction period of no less than three years. During the restriction period, the recipient is not entitled to delivery of the shares, restrictions are placed on the transferability of the shares, and the shares would be forfeited if the recipient terminates employment for reasons other than as approved by the Committee. The Committee may also require that specified Performance Goals (as defined below) be attained during the restriction period. Upon expiration of the restriction period, the appropriate number of shares of Common Stock will be delivered to the grantee free of all restrictions. During the restriction period the grantee shall be entitled to vote the shares and to receive dividends paid thereon. As of January 31, 2003, the Company had not made any restricted stock grants under the 2000 Equity Incentive Plan.

Performance Grants and Awards

The 2000 Equity Incentive Plan will permit the Committee to grant to officers of the Company and other selected employees of the Company and its subsidiaries the contingent right, expressed in units (which may be equivalent to a share of Common Stock or other monetary value), to receive payments of shares of Common Stock, cash or any combination thereof (“Performance Grants”) based upon Company performance over a specified period (“Performance Period”). At the time of grant, the Committee shall also establish one or more Company performance criteria (the “Performance Measure”) applicable to the Performance Grant and targets that must be attained relative to the Performance Measure (“Performance Goals”).

The Performance Measure may be based on any of the following criteria, alone or in combination, as the Committee deems appropriate: (i) Cumulative Net Income Per Diluted Share; (ii) Cumulative Net Income; (iii) return on sales; (iv) total shareholder return; (v) return on assets; (vi) economic value added; (vii) cash flow; (viii) return on equity; (ix) cumulative operating income (which shall equal consolidated sales minus cost of goods sold and selling, administrative and general expense during the performance period) and (x) achievement of explicit strategic objectives or milestones. Cumulative Net Income and Cumulative Net Income Per Diluted Share are determined based on Net Income for the applicable year or years as reported in the audited Consolidated Statement of Income of the Company and subsidiaries, adjusted to exclude (i) extraordinary items; (ii) gains or losses on the disposition of discontinued operations; (iii) the cumulative effect of changes in accounting principles, and (iv) any applicable adjustments for calculating net income per diluted share in accordance with generally accepted accounting principles.

Performance Goals may include a minimum, maximum and target level of performance, with the size of Performance Award based on the level attained. Performance Goals and the Performance Measure in respect of any grant shall not be changed when so provided in the grant agreement. The Committee may eliminate or decrease (but not increase) the amount of any Performance Award otherwise payable to a participant. Performance Grants may be paid in cash, shares of Common Stock or any combination thereof.

The maximum number of shares of Common Stock which may be issued pursuant to Performance Grants is 200,000. The maximum number of shares of Common Stock which may be the subject of Performance Grants made to any Participant in respect of any Performance Period or during any fiscal year shall be 50,000. The maximum amount any Participant may receive pursuant to Performance Grants during any fiscal year shall not exceed $2,500,000, determined using the fair market value of the Common Stock (multiplied by the aggregate number of units of the Performance Grant awarded) on the last day of the Performance Period or on the date of the payment thereof, whichever is higher. As of January 31, 2003, the Company had not made any performance grants or awards under the 2000 Equity Incentive Plan.

Transferability

Awards under the 2000 Equity Incentive Plan are not transferable other than by will or the laws of descent and distribution; except that the Committee may permit the transfer of (i) specific non-qualified stock option grants by gift to the employee’s spouse, children and grandchildren, or to a trust for the benefit of any one or more of them, or (ii) any grant or award pursuant to a qualified domestic relations order.

Deferrals

The Committee may at any time require that the payment or settlement of any grant or award under the 2000 Equity Incentive Plan be deferred for such period or periods and on such terms and conditions as the Committee shall determine. The Committee may also permit participants to defer the receipt of the payment of any award on such terms and conditions as the Committee shall deem appropriate. Such deferrals may be in the form of Common Stock equivalents and earn dividend equivalents. Amounts deferred in cash may earn interest at a rate or rates determined by the Committee.

Change In Control

In the event of a change in control of the Company, except as the Board of Directors comprised of a majority of continuing directors may expressly provide otherwise, and notwithstanding any other provision of the 2000 Equity Incentive Plan : (i) all stock options then outstanding under the 2000 Equity Incentive Plan become fully exercisable (ii) all terms and conditions of all restricted stock grants then outstanding are deemed satisfied, and (iii) all Performance Grants and Awards shall be deemed to have been fully earned. A change in control occurs if: (i) any person becomes a beneficial owner of 50 percent or more of the Common Stock outstanding; (ii) the Company’s shareholders approve a combination with another company under certain circumstances; (iii) the Company approves a plan of complete liquidation of the Company or an agreement to dispose of substantially all of its assets; or (iv) the continuing directors no longer constitute a majority of the Board of Directors. The payment of awards in the event of a change in control may have the incidental effect of increasing the net cost of that change, and, theoretically, could render a change in control more difficult or discourage it.

Federal Income Tax Consequences

Based on current provisions of the Code, and the existing regulations thereunder, the anticipated U.S. Federal income tax consequences in respect of the several types of grants and awards under the 2000 Equity Incentive Plan are as described below.

Grant of Stock Options

An optionee will not recognize any taxable income at the time a stock option is granted and the Company will not be entitled to a Federal income tax deduction at that time.

Incentive Stock Options

No ordinary income will be recognized by the holder of an incentive stock option at the time of exercise. The excess of the fair market value of the shares of Common Stock at the time of exercise over the aggregate option exercise price will be an adjustment to alternative minimum taxable income for purposes of the Federal “alternative minimum tax” at the date of exercise. If the optionee holds the shares of Common Stock purchased for the greater of two years after the date the option was granted or one year after the acquisition of such shares, the difference between the aggregate option price and the amount realized upon disposition of the shares will constitute a long term capital gain or loss, as the case may be, and the Company will not be entitled to a Federal Income tax deduction. If the shares of Common Stock are disposed of in a sale, exchange or other “disqualifying disposition” within two years after the date of grant or within one year after date of exercise, the optionee will realize taxable ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares of Common Stock purchased at the time of exercise over the aggregate option exercise price or (ii) the excess of the amount realized upon disposition of such shares over the option exercise price, and the Company will usually be entitled to a Federal income tax deduction equal to such amount.

Non-Qualified Stock Options

Taxable ordinary income will be recognized by the holder of a non-qualified stock option at the time of exercise in an amount equal to the excess of the fair market value of the shares of Common Stock purchased at the time of such exercise over the aggregate option exercise price. The Company will usually be entitled to a corresponding Federal income tax deduction. The optionee will generally recognize a taxable capital gain or loss based upon the difference between the per share fair market value at the time of exercise and the per share selling price at the time of a subsequent sale of the shares.

Restricted Stock

Unless a participant makes the election described below, a participant receiving a grant will not recognize income and the Company will not be allowed a deduction at the time such shares of restricted stock are granted. While the restrictions on the shares are in effect, a participant will recognize compensation income equal to the amount of the dividends received and the Company will be allowed a deduction in a like amount. When the restrictions on the shares of Common Stock are removed or lapse, the excess of fair market value of such shares on the date the restrictions are removed or lapse over the amount paid, if any, by the participant for such shares will be ordinary income to the participant and will be allowed as a deduction for Federal income tax purposes to the Company. Upon disposition of the shares of Common Stock, the gain or loss recognized by the participant will be treated as capital gain or loss, and the capital gain or loss will be short term or long term depending upon the period of time the shares are held by the participant following the removal or lapse of the restrictions. However, by filing a Section 83(b) election with the Internal Revenue Service within 30 days after the date of grant, a participant’s ordinary income and commencement of holding period and the Company’s deduction will be determined as of the date of grant. In such a case, the amount of ordinary income recognized by such a participant and deductible by the Company will be equal to the excess of the fair market value of the shares as of the date of grant over the amount paid by the participant for the shares of Common Stock. If such election is made and a participant thereafter forfeits such Shares of Common Stock, no refund or deduction will be allowed for the amount previously included in such participant’s income.

Performance Grants

A participant receiving any Performance Grant will not recognize income, and the Company will not be allowed a deduction, at the time such grant is made. When a participant receives payment in cash or shares of Common Stock, the amount of cash and the fair market value of the shares of Common Stock received will be ordinary income to the participant and will be allowed as a deduction for Federal income tax purposes to the Company.

Special Rules

To the extent an optionee pays all or part of the option price of a non-qualified stock option by tendering shares of Common Stock owned by the optionee, the tax consequences described above apply except that the number of shares of Common Stock received upon such exercise which is equal to the number of shares surrendered in payment of the option exercise price shall have the same basis and tax holding period as the shares of Common Stock surrendered. If the shares of Common Stock surrendered had previously been acquired upon the exercise of an incentive stock option, the surrender of such shares may be a disqualifying disposition of such shares. The additional shares of Common Stock received upon such exercise have a tax basis equal to the amount of ordinary income recognized on such exercise and a holding period which commences on the date of exercise. If an optionee exercises an incentive stock option by tendering shares previously acquired on the exercise of an incentive stock option, a disqualifying disposition may occur and the optionee may recognize income and be subject to other basis allocation and holding period requirements.

Withholding Taxes

There are no withholding taxes payable in connection with the grant of any stock option or the exercise of an incentive stock option. However, withholding taxes must be paid at the time of exercise of any non-qualified stock option. Withholding taxes must also be paid in respect of any restricted stock when the restrictions thereon lapse. In respect of all other awards, withholding taxes must be paid whenever income to the Plan participant is recognized for tax purposes.

Section 162(m) Limit

The Company believes that compensation paid under the 2000 Equity Incentive Plan from time to time to certain executive officers attributable to stock options, Performance Grants, and certain forms of restricted stock grants and awards, will be treated as qualified performance based compensation and, therefore, will be deductible by the Company and not subject to the $1,000,000 deduction limitation of Section 162(m) of the Code.

Other Information

As of January 31, 2003, there were approximately 1,200 employees eligible to participate in the 2000 Equity Incentive Plan. The following table shows the number of options granted during the last fiscal year under all of Tech Data’s equity compensation plans to the Company’s executive officers as a group and to all employees, as a group, excluding executive officers.

Options Granted(1)
All executive officers as a group	618,220
All employees as a group (excluding executive officers)	1,376,420

(1)	Information as to the amount of options received by the named Executive Officers is set forth under “Option Grants in Last Fiscal Year” appearing on page 12. No options were granted under the 2000 Equity Incentive Plan during the last fiscal year to directors who are not executive officers. See “Compensation Committee, Report on Executive Compensation—Directors Compensation”.

The closing price of the Common Stock reported on The NASDAQ National Market on April 23, 2003 was $26.63 per share.

The following resolution will be presented by your Board of Directors at the Annual Meeting:

“RESOLVED, that the adoption of the amendment to the 2000 Equity Incentive Plan of Tech Data Corporation, the complete text of which is set forth at Exhibit A to the Proxy Statement of the Company for the Annual Meeting of Shareholders on June 3, 2003, be, and the same hereby is, approved.”

The Board of Directors unanimously voted “FOR” approval of the amendment to the 2000 Equity Incentive Plan of Tech Data Corporation.

SHAREHOLDER PROPOSALS

Proposals which shareholders intend to present at the 2004 Annual Meeting of Shareholders must be received by the Company no later than January 8, 2004 to be eligible for inclusion in the proxy material for that meeting.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Ernst & Young LLP served as the Company’s independent auditors for the audit of the Company’s consolidated financial statements for fiscal year ended January 31, 2003. Representatives of Ernst & Young LLP are expected to be present at the 2003 Annual Meeting of Shareholders, with the opportunity to make a statement should they desire to do so, and will be available to respond to appropriate questions from shareholders.

SOLICITATION OF PROXIES

In addition to the solicitation of proxies by mail, proxies may be solicited by telephone, facsimile or in person by regular employees of the Company. The Company has also retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of $7,500 plus out-of-pocket expenses. All expenses of this solicitation, including the cost of preparing and mailing this proxy statement, and the reimbursement of brokerage houses and other nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock, will be paid by the Company.

OTHER MATTERS

Management knows of no matter to be brought before the meeting which is not referred to in the Notice of Meeting. If any other matters properly come before the meeting, it is intended that the shares represented by proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

By Order of the Board of Directors,

Arthur W. Singleton

Corporate Vice President, Treasurer and Secretary

Exhibit A

PROPOSED AMENDMENT TO THE 2000 EQUITY INCENTIVE PLAN OF

TECH DATA CORPORATION

RESOLVED, that Section 4.(a) of the 2000 Equity Incentive Plan of Tech Data Corporation is amended and restated in its entirety and the following shall be inserted in lieu thereof:

4. (a) MAXIMUM NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN. The maximum aggregate number of shares of Common Stock which may be issued pursuant to the Plan, subject to adjustment as provided in Section 4(b) of the Plan, shall be six million-five hundred thousand shares (6,500,000), plus (i) any shares of Common Stock issued under the Plan that are forfeited back to the Company or are canceled, and (ii) any shares of Common Stock that are tendered, whether by physical delivery or by attestation, to the Company by a Participant as full or partial payment of the exercise price of any Stock Option granted pursuant to the Plan, in connection with the payment or settlement of any other grant or Award made pursuant to the Plan, or in payment of any applicable withholding for federal, state, city, local or foreign income, payroll or other taxes incurred in connection with the exercise of any Stock Option granted under the Plan or the receipt or settlement of any other grant or Award under the Plan. The shares of Common Stock which may be issued under the Plan may be authorized and unissued shares or issued shares which have been reacquired by the Company. No fractional share of the Common Stock shall be issued under the Plan. Awards of fractional shares of the Common Stock, if any, shall be settled in cash.

VOTE BY INTERNET—www.proxyvote.com

TECH DATA CORPORATION P.O. BOX 6260 CLEARWATER, FLORIDA 33758-6260

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Tech Data Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
NOTE: The cut-off date for voting shares held in the Tech Data Corporation 401(k) Savings Plan is Thursday, May 29th at 12:00 A.M., EDT.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	TCHDT3	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TECH DATA CORPORATION

1. TO ELECT TWO DIRECTORS to hold office until the dates specified in the enclosed proxy statement, all to hold office until their successors are duly elected and qualified.	For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
Nominees: 01) Kathy Misunas 02) Steven A. Raymund	☐	☐	☐
2. Approval of an amendment to the 2000 Equity Incentive Plan of Tech Data Corporation to increase the number of shares which may be issued from 3,000,000 to 6,500,000 shares.				For	Against	Abstain
3. In his discretion, the Proxy is authorized to vote upon such other business as may be brought before the meeting.				☐	☐	☐

YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, DATE AND SIGN THE PROXY

CARD BELOW AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign by President or authorized person. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

PROXY

TECH DATA CORPORATION

P.O. Box 6260

Clearwater, Florida 33758-6260

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.    The undersigned hereby appoints Arthur W. Singleton as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse hereof, all the shares of Common Stock of Tech Data Corporation held of record by the undersigned on April 11, 2003, at the Annual Meeting of Shareholders to be held on June 3, 2003 at 4:00 P.M., or any adjournment thereof.

If shares of Tech Data Corporation Common Stock were issued to or held for the account of the undersigned under the Tech Data Corporation 401(k) Savings Plan (the “Plan”) then the undersigned hereby directs the fiduciary of the Plan to vote all shares of Tech Data Corporation Common Stock in the undersigned’s name and/or account under the Plan as designated on the reverse hereof, at the Annual Meeting or any adjournment thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse hereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DESIGNATED ON THE REVERSE HEREOF BY THE UNDERSIGNED STOCKHOLDER. ANY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED IN FAVOR OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.